SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) February 7, 2005

                                    CALIFORNIA SERVICE STATIONS, INC.
                       (formerly MENDECINO PARTNERS, INC.)

             (Exact name of registrant as specified in its charter)


                                    Delaware

                 (State or other jurisdiction of incorporation)


         0-27613                                                    33-0619524
(Commission File Number)                       (IRS Employer Identification No.)


 24351 Pasto Road, Suite B, Dana Point, California                     92629
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:  (949) 489-2400
         CIK Number 0001090448


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Item 2.01.    Completion of Acquisition or Disposition of Assets.

          On February 7, 2005 the Registrant's wholly owned subsidiary, Sunset Service Stations, purchased a service station located at 700 South Sunset Avenue, West Covina California from Mohammad Hakkak for a purchase price of $299,000 plus inventory of approximately $18,000. Assets purchased consisted of the business and a nominal amount of furniture and fixtures. The convenience store operations at the location were acquired by a corporation controlled by Jehu Hand, an officer and dirctor of the Registrant. The purchase price was paid in cash. There is no affiliation between Mr. Hakkak and the Registrant or any of its directors and officers.

Item 9.01.  Financial Statements and Exhibits

         The required audited financial statements and pro forma financial statements will be filed by amendment to this Current Report on Form 8-K within 71 days of February 7, 2005.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  February 9, 2005

                                               CALIFORNIA SERVICE STATIONS, INC.



                                                       By: /s/ Jehu Hand
                                                            Jehu Hand
                                                         Chief Financial Officer